Exhibit 10.12

Equity Transfer Agreement

Transferor: [   ]

Assignee: Beijing Lianghua Technology Co., Limited

If there is any discrepancy between Chinese and English, the Chinese shall prevail

1.	The transferor agrees to transfer the equity interest in Youjiayoubao (Beijing) Technology Co., Limited in the amount of [ ] million (RMB) to the transferee.

2.	The transferee agrees to receive the transferor’s equity interest in Youjiayoubao (Beijing) Technology Co., Limited in the amount of [ ] million (RMB)

3.	The transfer will be officially carried out on [DATE]. From the date of the transfer, the transferor will no longer enjoy the rights or assume the obligations as a capital contributor in connection with the transferred capital contribution, and the transferee will enjoy the rights and assume the obligations as a capital contributor of Youjiayoubao (Beijing) Technology Co., Limited in connection with the transferred capital contribution.

This agreement will take effect after being signed (sealed) by both parties.

Transferor’s signature:

Assignee’s signature:

[DATE]